Filed Pursuant to Rule 424(b)(3)
File Number 333-139081

PROSPECTUS SUPPLEMENT NO. 7
to Prospectus declared
effective on February 13, 2007
as supplemented on March 2, 2007, March 12, 2007, April 2, 2007, May 1, 2007, May 7, 2007 and May 22, 2007
(Registration No. 333-139081)

CYBERKINETICS NEUROTECHNOLOGY SYSTEMS, INC.

        This Prospectus Supplement No. 7 supplements our Prospectus dated February 13, 2007, Prospectus Supplement No. 1 dated March 2, 2007, Prospectus Supplement No. 2 dated March 12, 2007, Prospectus Supplement No. 3 dated April 2, 2007, Prospectus Supplement No. 4 dated May 1, 2007, Prospectus Supplement No. 5 dated May 7, 2007 and Prospectus Supplement No. 6 dated May 22, 2007. The shares that are the subject of the Prospectus have been registered to permit their resale to the public by the selling stockholders named in the Prospectus. We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. You should read this Prospectus Supplement No. 7 together with the Prospectus, Prospectus Supplement No 1, Prospectus Supplement No. 2, Prospectus Supplement No. 3, Prospectus Supplement No. 4, Prospectus Supplement No. 5 and Prospectus Supplement No. 6.

This Prospectus Supplement includes the attached Current Report on Form 8-K of Cyberkinetics Neurotechnology Systems, Inc. dated June 13, 2007, as filed by us with the Securities and Exchange Commission.

        Our common stock is traded on the Over-the-Counter Bulletin Board under the symbol "CYKN."

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus Supplement is June 26, 2007

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2007

Cyberkinetics Neurotechnology Systems, Inc.
(Exact name of registrant specified in charter)
Delaware	000-50505	13-4287300
(State of	(Commission File	(IRS Employer
Incorporation)	Number)	Identification No.)

100 Foxborough Blvd., Suite 240
Foxborough, MA 02035
(Address of principal executive offices) (Zip Code)

508-549-9981
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 8.01  Other Events

On June 13, 2007, Cyberkinetics Neurotechnology Systems, Inc. (the “Company”) held its Annual Meeting of Stockholders at the Holiday Inn, 31 Hampshire Street, Mansfield, Massachusetts. The meeting was held pursuant to the Company's notice of meeting and proxy statement that was filed with the Securities and Exchange Commission on May 1, 2007, and sent to stockholders on or about May 10, 2007.

At the meeting, the stockholders entitled to vote approved the following resolutions:

(1)	To elect the following persons to the Board of Directors of the Company to serve until the next Annual Meeting of Stockholders and until his successor is duly elected and qualified:

Timothy R. Surgenor	John P. Donoghue, Ph.D.
Mark A. Carney	Mark P. Carthy
Theo Melas-Kyriazi	Nicholas G. Hatsopoulos, Ph.D.
Daniel E. Geffken	George N. Hatsopoulos, Ph.D.

(2)	To amend the 2002 Equity Incentive Plan to increase the number of shares available for grant thereunder from 4,400,000 to 5,400,000.

(3)	To ratify the appointment of Vitale Caturano & Company, Ltd. as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2007.

Final vote tallies will be included in the Company’s next Quarterly Report on Form 10-QSB.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyberkinetics Neurotechnology Systems, Inc.

By:	/s/ Kurt H. Kruger
Name: Kurt H. Kruger
Title: Chief Financial Officer

Dated: June 19, 2007